NSAR ITEM 77O

VK Tax Free High Income Fund
10f-3 Transactions


Underwriting #      Underwriting        Purchased From      Amount of         % of          Date of
                                                             Shares       Underwriting     Purchase
                                                            Purchased
      1.           Nassau County        Goldman Sachs         2,510          0.99%         10/19/00
                   Financial Authority

      2.           MA Federal Highway   Lehman Brothers       5,000          0.87%         11/17/00


Underwriting Participants for #1.

Goldman, Sachs & Co.
PaineWebber Incorporated.
First Albany Corporation
Morgan Stanley Dean Witter
Salomon Smith Barney
M. R. Beal & Company
Fleet Securities, Inc.
Merrill Lynch & Co.
Ramirez & Co., Inc..
Roosevelt & Cross, Inc..
William E. Simon & Sons Municipal Securities Inc.

Underwriting Participants for #2

Lehman Brothers
Bear, Stearns & Co., Inc.
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
PaineWebber Incorporated
Salomon Smith Barney
Fleet Securities
State Street Capital Markets, LLC
Advest, Inc
A.G. Edwards & Sons, Inc
CIBC World Markets Corp.
Corby North Bridge Securities
Dain Rauscher Inc.
Fahnestock & Co., Inc.
Janney Montgomery Scott LLC
Mellon Financial Markets LLC
Merrill Lynch & Co.
Morgan Stanley Dean Witter
Prudential Securities
Ramirez & Co., Inc.
Raymond James & Associates, Inc.
Tucker Anthony Incorporated